Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

203-920-1055

NETWORK-1 REPORTS FIRST QUARTER 2024 RESULTS

New Canaan, Connecticut – May 10, 2024 – Network-1 Technologies, Inc. (NYSE American: NTIP), a company engaged in the acquisition, development, licensing, and monetization of intellectual property assets, today announced financial results for the quarter ended March 31, 2024.

Network-1 had no revenue for the three months ended March 31, 2024, as compared to $537,000 of revenue for the three months ended March 31, 2023. The revenue of $537,000 for the three months ended March 31, 2023 was from the settlement of several patent infringement lawsuits concerning Network-1’s Remote Power Patent.

Network-1 reported a net loss of $920,000 or $0.04 per share basic and diluted for the three months ended March 31, 2024 compared with a net loss of $623,000 or $0.03 per share basic and diluted for the three months ended March 31, 2023. Exclusive of its share of losses of its equity method investee ILiAD Biotechnologies, LLC of $628,000, Network-1 incurred a loss of $292,000 for the three months ended March 31, 2024, compared with income of $51,000 for the three months ended March 31, 2023.

At March 31, 2024, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $43,394,000 and working capital of $43,067,000. Network-1 believes based on its current cash position that it will have sufficient cash to fund its operations for the foreseeable future.

Since the inception of Network-1’s Share Repurchase Program through March 31, 2024, Network-1 has repurchased an aggregate of 9,724,540 shares of its common stock at an aggregate cost of $18,894,986 (exclusive of commissions) or an average per share price of $1.97. Network-1 repurchased 83,744 shares of its common stock during the three months ended March 31, 2024 at an aggregate cost of $182,070, or an average per share price of $2.17. At March 31, 2024, the dollar value of remaining shares that may be repurchased under the Share Repurchase Program was $4,190,635.

Network-1 continues to pay dividends consistent with its dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On February 23, 2024, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 29, 2024 to all shareholders of record as of March 15, 2024. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one hundred two (102) U.S. patents and fifteen (15) foreign patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize five patent portfolios (the Cox, M2M/IoT, HFT, Mirror Worlds and Remote Power Patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through March 31, 2024. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2024 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Remote Power Patent, whether Network-1 in its Cox patent litigation against Google and YouTube will be successful in its anticipated appeal of the judgment of the U.S. District Court for the Southern District of New York dismissing all of Network-1’s claims in the case, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Facebook (now Meta Platforms, Inc.), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio and Remote Power Patent as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (UNAUDITED)

	March 31, 2024	December 31, 2023
ASSETS CURRENT ASSETS:
Cash and cash equivalents	$18,105,000	$16,896,000
Marketable securities, at fair value	25,289,000	28,571,000
Other current assets	218,000	206,000
TOTAL CURRENT ASSETS	43,612,000	45,673,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,296,000	1,326,000
Equity investment	4,621,000	5,249,000
Operating leases right-of-use asset	75,000	16,000
Security deposit	13,000	13,000
Total Other Assets	6,005,000	6,604,000
TOTAL ASSETS	$49,617,000	$52,277,000
LIABILITIES AND STOCKHOLDERS’ EQUITY: CURRENT LIABILITIES:
Accounts payable	$306,000	$125,000
Accrued payroll	—	378,000
Other accrued expenses	182,000	297,000
Operating lease obligation, current	57,000	23,000

Total Current Liabilities	545,000	823,000
LONG TERM LIABILITIES:
Deferred tax liability	615,000	762,000
Operating lease obligation, non-current	24,000	—
TOTAL LIABILITIES	1,184,000	1,585,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 23,552,561 and 23,553,908 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	235,000	235,000
Additional paid-in capital	67,560,000	67,446,000
Accumulated deficit	(19,362,000)	(16,989,000)

TOTAL STOCKHOLDERS’ EQUITY	48,433,000	50,692,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,617,000	$52,277,000

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (UNAUDITED)

	Three Months Ended March 31,
	2024	2023

REVENUE	$—	$537,000

OPERATING EXPENSES:
Costs of revenue	—	151,000
Professional fees and related costs	219,000	298,000
General and administrative	669,000	781,000
Amortization of patents	30,000	83,000

TOTAL OPERATING EXPENSES	918,000	1,313,000

OPERATING LOSS	(918,000)	(776,000)
OTHER INCOME:
Interest and dividend income, net	431,000	310,000
Net realized and unrealized gain on marketable securities	48,000	364,000
Total other income, net	479,000	674,000

LOSS BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(439,000)	(102,000)

INCOME TAX PROVISION:
Current	—	—
Deferred taxes	(147,000)	(153,000)
Total income tax benefit	(147,000)	(153,000)

(LOSS) INCOME BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(292,000)	51,000

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(628,000)	(674,000)

NET LOSS	$(920,000)	$(623,000)

Net loss per share:
Basic	$(0.04)	$(0.03)
Diluted	$(0.04)	$(0.03)

Weighted average common shares outstanding:
Basic	23,540,468	23,866,821
Diluted	23,540,468	23,866,821